UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported): May 6, 2009


                           MAVEN MEDIA HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                  333-151108                  26-2255797
(State or Other Jurisdiction        (Commission              (I.R.S. Employer
       of Incorporation)            File Number)          Identification Number)

                              1649 Dartmouth Street
                              Chula Vista, CA 91913
               (Address of principal executive offices) (zip code)

                                 (619) 866-6160
              (Registrant's telephone number, including area code)

                 (Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On May 6, 2009, Maven Media Holdings, Inc., a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), with Waste2Energy Acquisition Co., a Delaware corporation and a wholly-owned subsidiary of the Company (the "Subsidiary"), and Waste2Energy, Inc., a Delaware corporation ("Waste2Energy"). Pursuant to the Merger Agreement, on the closing date of the merger, the Subsidiary will merge with and into Waste2Energy which will be the surviving company and a wholly-owned subsidiary of the Company (the "Merger").

     Pursuant to the Merger Agreement, upon completion of the Merger, the Company will issue 45,819,395 shares of the Company's common stock (the "Acquisition Shares") to the shareholders of Waste2Energy (the "Waste2Energy Shareholders") in exchange for 100% of the issued and outstanding capital stock of Waste2Energy. The 45,819,395 Acquisition Shares represent approximately 98% of the Company's aggregate issued and outstanding common stock, after cancellation of 2,000,000 outstanding shares as described below. Pursuant to the Merger Agreement, holders of Waste2Energy's issued and outstanding warrants to purchase 17,660,000 shares of common stock at prices ranging from $.10 to $.75 will have their warrants cancelled and the Company will issue them identical warrants to purchase shares of the Company's common stock (the "Acquisition Warrants").

     The Company's obligation to complete the Merger is subject to the fulfillment or waiver by the Company of conditions contained in the Merger Agreement including, but not limited to, the following conditions:

     *    Waste2Energy must deliver an executed copy of the Merger Agreement;

     * Waste2Energy must obtain all consents or approvals required to be obtained by it to complete the Merger; and

     * Waste2Energy must deliver to the Company an officer's certificate containing articles, bylaws, and certified copies of the resolutions of the shareholders and directors of Waste2Energy as required to authorize the Merger.

     Waste2Energy's obligation to complete the Merger is subject to the fulfillment or waiver by Waste2Energy of the conditions contained in the Merger Agreement including, but not limited to, the following conditions:

     * the Company must deliver to Waste2Energy an executed copy of the Merger Agreement;

     * the Company and Adrienne Humphreys, the sole officer, director and the principal stockholder of the Company (the "Company Principal"), shall enter into and complete a separation agreement in acceptable form pursuant to which the Company Principal shall resign as an officer and director of the Company and shall return 2,000,000 shares of the Company's common stock for cancellation contemporaneously with the Merger;

     * the Company shall have completed a private placement pursuant to which it received gross proceeds of at least $500,000;

     * the Company shall have delivered to Waste2Energy an officer's certificate containing articles, bylaws, and certified copies of such resolutions of the directors of the Company and the Subsidiary as are required to be passed to authorize the execution, delivery and implementation of the Merger Agreement;

     * the Company shall have delivered to Waste2Energy a certified copy of a resolution of the directors of the Company dated as of the closing date for the Merger appointing the nominees of the Waste2Energy Shareholders to the board of directors of the Company; and

     * the Company must deliver to Waste2Energy an opinion of counsel to the Company reasonably acceptable to Waste2Energy.

     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as an exhibit to this Current Report on Form 8-K and is incorporated into this Item by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of business acquired. Not applicable.

(b) Pro forma financial information. Not applicable.

(c) Shell Company Transactions. Not Applicable

(d) Exhibits

Exhibit Number                             Description
--------------                             -----------

   99.1 Agreement and Plan of Merger, dated May 6, 2009, among the Maven Media Holdings, Inc., Waste2Energy Acquisition Co. and Waste2Energy, Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           MAVEN MEDIA HOLDINGS, INC.


Dated: May 7, 2009                         By: /s/ Adrienne Humphreys
                                              ----------------------------------
                                           Name:  Adrienne Humphreys
                                           Title: President

Exhibit Number                             Description
--------------                             -----------

   99.1 Agreement and Plan of Merger, dated May 6, 2009, among the Maven Media Holdings, Inc., Waste2Energy Acquisition Co. and Waste2Energy, Inc.